10F-3 Report
CGCM Core Fixed Income Fund
	9/1/2015		through	2/29/2016

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
Hyundai Auto Receivables Trust	BlackRock	9/10/2015	SG Americas	1,013,010,000	710,000	99.982
Nissan Auto Receivables Corp.	TCW (MetWest)	10/6/2015	Banc of America	1,180,810,000	755,000	99.99237
ACE	Western Asset	10/27/2015	Citigroup	1,300,000,000	80,000	99.944
ACE	Western Asset	10/27/2015	Citigroup	1,500,000,000	90,000	99.693
Ford	Western Asset	11/4/2015	Goldman Sachs	1,300,000,000	390,000	99.927
First Data	TCW (MetWest)	11/13/2015	Banc of America	1,000,000,000	300,000	98.250
Lockheed Martin	Western Asset	11/16/2015	JP Morgan	2,000,000,000	170,000	99.228
McDonalds Corporation	Western Asset	12/2/2015	Banc of America	1,750,000,000	210,000	99.676
Analog Devices	BlackRock	12/3/2015	Merrill Lynch	850,000,000	20,000	99.77
Analog Devices	BlackRock	12/3/2015	Merrill Lynch	400,000,000	20,000	99.553
Visa Inc.	BlackRock	12/9/2015	Merrill Lynch	2,250,000,000	235,000	99.861
Visa Inc.	BlackRock	12/9/2015	Merrill Lynch	4,000,000,000	155,000	99.634
Visa Inc.	BlackRock	12/9/2015	Merrill Lynch	1,500,000,000	60,000	99.865
Visa Inc.	BlackRock	12/9/2015	Merrill Lynch	3,500,000,000	35,000	99.833
Visa Inc.	Western Asset	12/9/2015	Banc of America	4,000,000,000	600,000	99.634
Schlumberger Holdings	Western Asset	12/10/2015	JP Morgan	1,600,000,000	210,000	99.774
Schlumberger Holdings	Western Asset	12/10/2015	Banc of America	1,750,000,000	150,000	99.935
Anheuser Busch InBev	Western Asset	1/13/2016	Deutsche Bank Securities	6,000,000,000	340,000	99.621
Anheuser Busch InBev	Western Asset	1/13/2016	BAML	11,000,000,000	1,060,000	99.765
Anheuser Busch InBev	Western Asset	1/13/2016	Barclays Capital	11,000,000,000	1,520,000	99.833
Anheuser Busch InBev	Western Asset	1/13/2016	Deutsche Bank Securities	7,500,000,000	200,000	99.687
Anheuser Busch InBev	TCW (MetWest)	1/20/2016	Deutsche Bank Securities	11,000,000,000	706,776	100.968
General Motors	TCW (MetWest)	2/18/2016	Goldman Sachs	750,000,000	275,000	99.909
Johnson & Johnson	BlackRock	2/25/2016	JP Morgan	500,000,000	30,000	99.475
Johnson & Johnson	BlackRock	2/25/2016	JP Morgan	2,000,000,000	25,000	99.336